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                                                                    EXHIBIT 99.3


                    LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
                       SELECTED FINANCIAL DATA (UNAUDITED)
                 (Amounts in millions, except per share amounts)

                                                                               Year Ended                      Nine Months
                                                                              September 30,                       Ended
                                                                              -------------                   September 30,
                                                            2000           1999          1998        1997        1996(1)
                                                            ----           ----          ----        ----        -------
Results of Operations:
Revenues.............................................   $    28,904    $  26,993     $  21,307    $ 18,734     $  10,787
Gross margin.........................................        11,714       12,969         9,817       7,795         3,950
Depreciation and amortization expense................         1,667        1,173           890       1,061           648
Operating income.....................................         2,366        3,786         1,384         597          (121)
Income from continuing operations....................         1,433        2,369           360          73          (125)
Income (loss) from discontinued operations...........          (214)       1,112           705         397           513
Income before cumulative effect of accounting change.         1,219        3,481         1,065         470           388
Cumulative effect of accounting change...............            --        1,308            --          --            --
Net income...........................................   $     1,219    $   4,789     $   1,065    $    470     $     388
Earnings (loss) per common share--basic(2)(3):
Income from continuing operations....................   $      0.44    $    0.76     $    0.12    $   0.02     $   (0.05)
Income (loss) from discontinued operations...........         (0.06)        0.36          0.23        0.14          0.19
Cumulative effect of accounting change...............            --         0.42            --         --             --
Net income...........................................   $      0.38    $    1.54     $    0.35    $   0.16     $    0.14
Earnings (loss) per common share--diluted(2)(3):
Income from continuing operations....................   $      0.43    $    0.74     $    0.12    $   0.03     $   (0.05)
Income (loss) from discontinued operations...........         (0.06)        0.34          0.22        0.13          0.19
Cumulative effect of accounting change...............            --         0.41            --          --            --
Net income...........................................   $      0.37    $    1.49     $    0.34    $   0.16     $    0.14
Earnings per common share--pro forma(3)(4)...........           n/a          n/a           n/a         n/a     $    0.13
Dividends per common share(3)........................   $      0.08    $    0.08     $  0.0775    $ 0.0563     $  0.0375
Financial Position:
Total assets.........................................   $    47,512    $  34,246     $  24,289    $ 20,176     $  19,222
Working capital......................................        10,380       10,197         5,108       2,708         2,754
Total debt...........................................         6,498        5,788         2,861       4,180         2,795
Shareowners' equity..................................        26,172       13,936         7,960       4,573         3,479
Other Information:
Gross margin percentage..............................          40.5%        48.0%         46.1%       41.6%         36.6%
Selling, general and administrative expenses as
   a percentage of revenues..........................          19.4%        19.9%         18.3%       20.2%         23.1%
Research and development expenses as a percentage
   of revenues.......................................          11.0%        13.1%         15.0%       14.1%         14.6%
Ratio of total debt to total capital (debt plus
   equity)...........................................          19.9%        29.3%         26.4%       47.8%         44.5%
Capital expenditures.................................   $     1,915    $   1,387     $   1,134    $    997     $     548
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(1)  Beginning September 30, 1996, Lucent changed its fiscal year-end from
     December 31 to September 30 and reported results for the nine-month transition period ended September 30, 1996.

(2) The calculation of earnings per share on a historical basis includes the retroactive recognition to January 1, 1995, of the 2,098,499,576 shares
     (524,624,894 shares on a pre-split basis) owned by AT&T on April 10, 1996.

(3) All per share data have been restated to reflect the two-for-one splits of Lucent's common stock that became effective on April 1, 1998, and April 1, 1999.

(4) The calculation of earnings (loss) per share on a pro forma basis assumes that all 2,951,466,467 shares outstanding on April 10, 1996, were outstanding since January 1, 1996, and gives no effect to the use of proceeds from the IPO.

n/a  Not applicable.

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